UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2017

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-12983 (Commission File Number)	06-1398235 (IRS Employer Identification No.)

4 Tesseneer Drive Highland Heights, Kentucky 41076-9753 (Address of principal executive offices, including zip code)

(859) 572-8000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Credit Facility
On May 22, 2017, General Cable Corporation, a Delaware corporation (the “Company”), and certain of its U.S., Canadian and European subsidiaries amended the Company’s existing asset-based revolving credit facility (the “Credit Facility”) and entered into the Second Amended and Restated Credit Agreement (the “Second Amendment and Restatement”) by and among the Company’s principal U.S. operating subsidiary General Cable Industries, Inc., a Delaware corporation, as “U.S. Borrower,” General Cable Company Ltd., a company organized under the laws of Nova Scotia, as “Canadian Borrower,” Silec Cable SAS, a French société par actions simplifiée (“Silec”), Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany (“Norddeutsche”),Grupo General Cable Sistemas, S.L., a public limited liability company (formerly Grupo General Cable Sistemas, S.A.,) organized under the laws of Spain (“Sistemas” and collectively with Silec and Norddeutsche, the “European Borrowers”), the Company and those certain other subsidiaries of the Company party thereto as “Guarantors,” the several lenders and financial institutions party thereto as the “Lenders,” JPMorgan Chase Bank, N.A., as “Administrative Agent,” and J.P. Morgan Europe Limited, as “European Administrative Agent.” For purposes of this Form 8-K, the U.S. Borrower, Canadian Borrower and European Borrowers are collectively referred to as the “Borrowers” and the Company, the Borrowers and the Guarantors are collectively referred to as the “Loan Parties.” The Second Amendment and Restatement amends and restates the amended and restated credit agreement governing the Credit Facility, which was entered into on September 6, 2013 and amended on October 23, 2013, May 20, 2014, September 23, 2014, October 28, 2014, March 9, 2015 and February 9, 2016. Proceeds under the Credit Facility will be used for working capital needs and general corporate purposes, and to refinance certain existing indebtedness.
The Second Amendment and Restatement provides, among other things:
•The maximum amount of the Credit Facility is $700.0 million, $441.0 million of which may be borrowed by the U.S. Borrower, $49.0 million of which may be borrowed by the Canadian Borrower and $210.0 million of which may be borrowed by the European Borrowers. The Borrowers have the ability to increase the Credit Facility size in the future by up to $250.0 million.
•The outstanding principal amount of all borrowings under the Credit Facility, together with accrued and unpaid interest thereon, generally will be due and payable on May 22, 2022 (the “Maturity Date”).
•The Second Amendment and Restatement includes a $300.0 million aggregate sublimit for the issuance of letters of credit ($175 million of which is available to the U.S. Borrower, $25.0 million of which is available to the Canadian Borrower and $100 million of which is available to the European Borrowers) and a $93.75 million aggregate sublimit for swingline loans ($35 million of which is available to the U.S. Borrower, $8.75 million of which is available to the Canadian Borrower and $50 million of which is available to the European Borrowers).
•The U.S. Borrower, as the borrower representative, has the option (subject to certain limitations and conditions) to elect whether loans to the U.S. Borrower or the Canadian Borrower denominated in U.S. dollars under the Credit Facility will be LIBOR loans or alternate base rate loans and whether loans denominated in Canadian dollars under the Credit Facility will be Canadian prime rate loans or Canadian deposit offered rate (“CDOR”) loans. Each loan to a European borrower denominated in U.S. dollars under the Credit Facility will be a LIBOR loan. Each loan denominated in Sterling under the Credit Facility will be a LIBOR loan and each loan denominated in Euros under the Credit Facility will be a EURIBOR loan. LIBOR loans bear interest at a rate equal to an adjusted LIBOR rate plus an applicable margin percentage (which margin has a range of 1.50% to 2.00%). Alternate base rate loans bear interest at a rate equal to the greatest of (a) the applicable prime rate announced by the Administrative Agent in New York, in the case of loans to the U.S. Borrower, or in Toronto, in the case of loans to the Canadian Borrower, (b) the greater of (i) the rate calculated by the Federal Reserve Bank of New York (the “NYFRB”) as the federal funds effective rate and (ii) the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions as determined by the NYFRB, and (c) the adjusted LIBOR Rate for a one month interest period plus 1% per annum, plus an applicable margin percentage (which margin has a range of 0.50% to 1.00%). Canadian prime rate loans bear interest at a rate equal to the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen and (ii) the average rate for 30 day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page, plus 1.00% per annum, plus an applicable margin percentage (which margin has a range of 0.50% to 1.00%). CDOR loans bear interest at a rate (the “CDOR Rate”) equal to the sum of the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant interest period for Canadian Dollar denominated bankers’ acceptances, plus 0.10% per annum, plus an applicable margin percentage (which margin has a range of 1.50% to 2.00%). EURIBOR loans bear interest at a rate equal to an EURIBOR rate plus an applicable margin percentage (which margin has a range of 1.50% to 2.00%). The applicable margin percentage is subject to adjustments based upon the daily average availability under the Credit Facility during the most recently completed fiscal quarter. During the occurrence and continuance of an event of default, all applicable interest rates are subject to increase by an additional 2.00% per annum.
•The U.S. Borrower is required to pay an unused commitment fee ranging from 0.25% to 0.375% per annum based on the average daily undrawn portion of the Credit Facility. The Borrowers are also required to pay participation fees to the Lenders ranging from 1.50% to 2.00% per annum based on the average daily amount of letter of credit exposure for such Lenders and a fronting fee of 0.125% per annum on the average daily amount of letter of credit exposure to the issuing bank of a letter of credit. In addition, the Borrowers are required to pay the applicable issuing bank’s standard fees with respect to the issuance, amendment, renewal or extension of any letter of credit or processing of drawings thereunder.
•Indebtedness under the Credit Facility is guaranteed by certain of the Company’s U.S. subsidiaries and is secured by a first priority security interest in certain tangible and intangible property and assets of certain of the Company’s U.S. subsidiaries. Indebtedness under the Credit Facility related to the Canadian Borrower and the European Borrowers is guaranteed by certain of the Company’s Canadian subsidiaries and European subsidiaries and is secured by a first priority security interest in certain tangible and intangible property and assets of certain of the Company’s Canadian subsidiaries and European subsidiaries. The Lenders have also received a pledge of all of the equity interests in certain of the Company’s domestic, Canadian and European subsidiaries, and a pledge of 65% of the voting equity interests in and 100% of the non-voting equity interests in each material foreign subsidiary directly owned by a U.S. Loan Party (as defined in the Second Amendment and Restatement).
•The Second Amendment and Restatement contains customary mandatory prepayment provisions. In addition, the Borrowers may voluntarily prepay any outstanding loan under the Credit Facility without premium or penalty.
•The Second Amendment and Restatement contains customary terms and conditions, including covenants related to compliance with laws and covenants restricting the Loan Parties’ ability to incur indebtedness, liens, merge or consolidate with another entity, liquidate or dissolve, change the nature of its business, make investments, undertake acquisitions, sell assets, make restricted payments (such as, the ability to pay dividends and purchase certain equity interests), make certain payments of indebtedness, enter into hedging agreements, engage in affiliate transactions, enter into certain restrictive agreements (such as, documents which restrict the ability of an entity to incur, create or permit a lien upon any of its assets) or amend material documents (such as, documents related to subordinated indebtedness, organizational documents and documents related to the Company’s outstanding senior notes).
•The Credit Facility requires the Loan Parties not to permit the fixed charge coverage ratio, determined for any period of four consecutive fiscal quarters ending on the last day of each fiscal quarter to be less than 1.0 to 1.0, commencing with the fiscal quarter ending immediately preceding the commencement of a Covenant Trigger Period (as defined in the Second Amendment and Restatement and which means each period commencing on any day that availability under the Credit Facility is less than $70.0 million or 10.0% of the sum of the total revolving commitments at such time, if greater, and continuing until availability under the Credit Facility has at all times, during the preceding 30 consecutive days, been greater than or equal to $70.0 million or 10.0% of the sum of the total revolving commitments at such time, if greater).
•The Second Amendment and Restatement contains customary events of default, subject to certain materiality thresholds and grace periods for certain of those events of default. The events of default include payment defaults, covenant defaults, material inaccuracies in representations and warranties, certain cross-defaults, bankruptcy and liquidation proceedings, certain ERISA events, a change of control, and other customary defaults.

Upon an event of default, the Credit Facility provides that, among other things, the commitments may be terminated and the loans then outstanding may be declared due and payable.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Second Amendment and Restatement, which the Company intends to file with the Securities and Exchange Commission at a future date.
Relationship to Lenders
From time to time, in the ordinary course of their business, certain Lenders or their affiliates have provided, and may in the future provide, financial advisory and investment banking services to the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this Item 2.03 is set forth under Item 1.01 and is incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure.
On May 25, 2017, the Company issued a press release with respect to the Second Amendment and Restatement. The press release is attached hereto as Exhibit 99.1.
The information being furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit is furnished herewith.

Exhibit No.	Description
99.1	General Cable Corporation Press Release dated May 25, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

May 25, 2017	By:	/s/ EMERSON C. MOSER
Emerson C. Moser
Senior Vice President, General Counsel and Corporate Secretary